Exhibit 5.1

BARNES & THORNBURG LLP	11 S. Meridian Street Indianapolis, IN 46204-3535 317-236-1313 317-231-7433 (Fax) www.btlaw.com

November 13, 2013
America First Multifamily Investors, L.P.
1004 Farnam Street
Suite 400
Omaha, Nebraska 68102

Re:  America First Multifamily Investors, L.P.

Ladies and Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by America First Multifamily Investors, L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate number of Beneficial Unit Certificates representing assigned limited partnership interests in the Partnership (the “Shares”), which will be offered from time to time by the Partnership for an aggregate offering price of up to $225,000,000, as more fully described in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  We are furnishing this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership of the Partnership, as amended; (ii) the Agreement of Limited Partnership of the Partnership dated October 1, 1998, as amended (the “Partnership Agreement”); (iii) the Registration Statement; (iv) the Prospectus; and (v) such certificates, statutes, corporate records and proceedings of the Partnership, and other instruments and documents as we consider appropriate for purposes of the opinion expressed herein.  In addition, we have considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

In connection with rendering the opinion set forth herein, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) if required by applicable law, one or more supplements to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission; and (vi) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement, if any.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when sold and issued in accordance with

America First Multifamily Investors, L.P.

November 13, 2013

the terms of the Partnership Agreement, as described under the heading “Plan of Distribution” in the Registration Statement, and in compliance with the Securities Act and applicable state securities laws, the Shares will have been legally issued, fully paid, and non-assessable.

We express no opinion herein other than as expressly stated above.  This opinion is intended for the exclusive use of the Partnership in connection with the offering of Shares under the Registration Statement and it may not be used, circulated, quoted, or relied upon for any other purpose without our prior written consent.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Partnership or any other party of any subsequent changes to the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

We express no opinion other than as to the federal laws of the United States of America and the Delaware Revised Uniform Limited Partnership Act.  To the extent that issues addressed by this opinion letter may be governed in whole or in part by other laws, we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws which may actually govern.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus that is part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

Barnes & Thornburg LLP